UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2020

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

(Exact name of registrant as specified in charter)

New Jersey	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed, First Real Estate Investment Trust of New Jersey (the “Trust”) announced on March 31, 2020 that the Trust’s special meeting in lieu of annual meeting of shareholders (the “Special Meeting”) that is scheduled to be held on April 21, 2020 will be held solely as a “virtual” meeting webcast over the Internet, and not at any physical location, due to the significant public health concerns related to the coronavirus (COVID-19).

Consistent with this determination, on April 1, 2020, the Board of Trustees (the “Board”) of the Trust approved an amendment to the Trust’s Amended and Restated Declaration of Trust, as amended, to, among other things, (a) provide that the Board may determine, in its discretion, to permit shareholders to participate in, and be deemed present in person and vote at, any annual or special meeting of the Trust’s shareholders by means of remote communication, subject to such guidelines, restrictions and procedures as the Board may adopt, and (b) provide that, to the extent not prohibited by applicable law, and subject to such guidelines, restrictions and procedures as the Board may adopt, the Board may, in its discretion, determine that any annual or special meeting of the Trust’s shareholders shall not be held at any place, but may instead be held solely by means of remote communication.

A copy of the amendment to the Trust’s Amended and Restated Declaration of Trust is attached hereto as Exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
3.1	Amendment to Amended and Restated Declaration of Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Registrant)

By:	/s/ Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr.
President and Chief Executive Officer

Date: April 3, 2020

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Amended and Restated Declaration of Trust.